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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2003

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32085 (Commission File Number)	36-4392754 (IRS Employer Identification No.)
2401 Commerce Drive, Libertyville, Illinois		60048 (Zip Code)
Registrant's telephone number, including area code 847-680-3515.
N/A (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)
Financial Statements of Business Acquired. The Company will file the required financial statements of the business acquired by amendment on or before October 21, 2003.

(b)
Pro Forma Financial Information. The Company will file the required pro forma financial information of the business acquired by amendment on or before October 21, 2003.

(c)
Exhibits:

2.1
Asset Purchase Agreement, dated as of July 16, 2003, as amended, by and between Allscripts, LLC and RxCentric Inc. (previously filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 14, 2003, File No. 001-32085).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: September 19, 2003	By:	/s/ WILLIAM J. DAVIS William J. Davis Chief Financial Officer

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SIGNATURES